UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 24, 2012

GILMAN CIOCIA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22996	11-2587324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Raymond Avenue, Poughkeepsie, NY	12603
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (845) 485-5278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective October 24, 2012, Gilman Ciocia, Inc. (the “Company”) dismissed Sherb & Co., LLP (“Sherb”) from serving as the Company’s independent accountants.  As of October 24, 2012, the Company engaged Liggett, Vogt & Webb, P.A. (“Liggett”) as its new independent accountants. The Company’s Audit Committee unanimously recommended that the Company change audit firms, directed the process of review of candidate firms to replace Sherb and made the final decision to engage Liggett.

The reports of Sherb on the financial statements of the Company for the years ended June 30, 2011 and 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.  In connection with its audits of the years ended June 30, 2011 and 2012 and reviews of the Company’s financial statements through October 24, 2012, there were no disagreements with Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sherb, would have caused them to make reference thereto in their report on the financial statements for such years.

The Company has furnished to Sherb the statements made in this Item 4.01.  Attached as Exhibit 16.1 to this Form 8-K is Sherb’s letter to the Commission, dated October 24, 2012 regarding these statements.

During the two most recent fiscal years and through October 24, 2012, the Company has not consulted with Liggett on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in each case where a written report was provided or oral advice was provided that Liggett concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description
16.1	Letter, dated October 24, 2012 from Sherb & Co., LLP to the Securities and Exchange Commission, regarding change in certifying accountant of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Gilman Ciocia, Inc.

Dated: October 24, 2012	By:	/s/ Ted Finkelstein
Ted Finkelstein
Vice President